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                              SECURITY AGREEMENT
                                AMENDMENT NO. 6

     THIS SECURITY AGREEMENT AMENDMENT NO. 6, dated as of December 19, 1996, (the "Security Agreement Amendment No. 6") is by and between

     INTERNATIONAL RECTIFIER CORPORATION, a Delaware corporation with its principal place of business located in El Segundo, California (the "Debtor"); and

     NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation with its principal place of business located in Charlotte, North Carolina (the "Secured Party").

                                   RECITALS

     A. The Debtor and Secured Party entered into a Security Agreement dated as of July 1, 1994, as amended (the "Security Agreement").

     B. The Debtor and Secured Party desire to amend certain provisions of the Security Agreement as more specifically set forth hereinafter.

     NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

     1. The last two sentences of Section 1.2 of the Security Agreement are amended to read in their entirety as follows:

          "No Term Loan shall exceed the Cost of Equipment securing such Term Loan and the aggregate Term Loans plus the outstanding Progress Payment Loans shall not exceed $50,000,000 (the "Total Commitment"), of which no more than $3,000,000 shall be computer equipment. No Term Loan Commencement Date shall occur after June 30, 1997 (the "Financial Commencement Date")."

     2. Section 8.4 of the Security Agreement is hereby amended to read in its entirety as follows:

     "8.4 Each item of Equipment shall be kept primarily at the location specified in the Security Agreement Schedule applicable thereto and shall not be moved from such location without Secured Party's prior written consent, which shall not be unreasonably withheld. Equipment may be located at Debtor's facility in Mexico; PROVIDED that the total Cost of Equipment located in Mexico shall at no time exceed $10,000,000 and all such Equipment shall be subject to Term Loans having no longer than five year terms. Debtor shall not surrender possession of the Equipment to anyone other than Secured Party."

     3. Except as expressly amended hereby, the Security Agreement shall continue in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto, as of the day and year above written, have caused this Security Agreement Amendment No. 6 to be executed in their respective corporate names by their duly authorized officials.

                             Debtor:

                             INTERNATIONAL RECTIFIER CORPORATION

                             By: /s/ Michael P. McGee
                                --------------------------------------------

                             Title: Vice President - Chief Financial Officer
                                   -----------------------------------------


                             Secured Party:

                             NATIONSBANC LEASING CORPORATION OF
                                 NORTH CAROLINA

                             By: /s/ M. Randall Ross
                                --------------------------------------------

                             Title: SENIOR VICE PRESIDENT
                                   -----------------------------------------